                                                                      EXHIBIT 12

                             ILLINOIS POWER COMPANY

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                                         YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------------------
                                                        1990              1990           1991        1992        1993
                                                   --------------    --------------    --------    --------    --------
                                                                             SUPPLEMENTAL**
Earnings Available for Fixed Charges:
Net Income (Loss) per "Statement of Income".....      $(78,484)         $(78,484)      $109,244    $122,088    $(56,038)
  Add:
    Income Taxes:
      Current...................................        21,307            21,307         29,369      22,930      25,260
      Deferred -- Net...........................        36,545            36,545         45,990      63,739      82,057
    Allocated income taxes......................         2,608             2,608         (1,348)     (6,632)    (12,599)
    Investment tax credit -- deferred...........       (14,121)          (14,121)           (11)       (519)       (782)
    Income tax effect of disallowed costs.......       (24,759)          (24,759)            --          --     (70,638)
    Interest on long-term debt..................       191,559           191,559        176,179     160,795     154,110
    Amortization of debt expense and
      premium-net, and other interest charges...        13,162            13,162          9,004      12,195      17,007
    One-third of all rentals (Estimated to be
      representative of the interest
      component.................................         5,053             5,053          4,996       5,117       5,992
    Interest on In-Core Fuel....................         6,802             6,802          8,862       8,278       6,174
    Disallowed Clinton Plant Costs..............            --           160,328             --          --          --
                                                      --------          --------       --------    --------    --------
Earnings available for fixed charges............      $159,672          $320,000       $382,285    $387,991    $150,543
                                                      ========          ========       ========    ========    ========
Fixed charges:
  Interest on long-term debt....................      $191,559          $191,559       $176,179    $160,795    $154,110
  Amortization of debt expense and premium-net,
    and other interest charges..................        31,093            31,093         25,553      25,785      27,619
  One-third of all rentals (Estimated to be
    representative of the interest component)...         5,053             5,053          4,996       5,117       5,992
                                                      --------          --------       --------    --------    --------
Fixed charges...................................      $227,705          $227,705       $206,728    $191,697    $187,721
                                                      ========          ========       ========    ========    ========
Ratio of earnings to fixed charges..............          0.70*             1.41           1.85        2.02        0.80*
                                                      ========          ========       ========    ========    ========

                                                                                  12 MONTHS
                                                                                SEPTEMBER 30,
                                                       1993           1994          1995
                                                  --------------    --------    -------------
                                                                 SUPPLEMENTAL**
Earnings Available for Fixed Charges:
Net Income (Loss) per "Statement of Income".....     $(56,038)      $180,242      $ 205,357
  Add:
    Income Taxes:
      Current...................................       25,260         58,354         67,048
      Deferred -- Net...........................       82,057         71,177         77,773
    Allocated income taxes......................      (12,599)        (5,736)        (7,969)
    Investment tax credit -- deferred...........         (782)       (11,331)       (10,482)
    Income tax effect of disallowed costs.......      (70,638)            --             --
    Interest on long-term debt..................      154,110        135,115        133,212
    Amortization of debt expense and
      premium-net, and other interest charges...       17,007         15,826         23,682
    One-third of all rentals (Estimated to be
      representative of the interest
      component.................................        5,992          5,847          5,274
    Interest on In-Core Fuel....................        6,174          7,185          6,484
    Disallowed Clinton Plant Costs..............      270,956             --             --
                                                     --------       --------       --------
Earnings available for fixed charges............     $421,499       $456,679      $ 500,379
                                                     ========       ========       ========
Fixed charges:
  Interest on long-term debt....................     $154,110       $135,115      $ 133,212
  Amortization of debt expense and premium-net,
    and other interest charges..................       27,619         25,381         32,629
  One-third of all rentals (Estimated to be
    representative of the interest component)...        5,992          5,847          5,274
                                                     --------       --------       --------
Fixed charges...................................     $187,721       $166,343      $ 171,115
                                                     ========       ========       ========
Ratio of earnings to fixed charges..............         2.25           2.75           2.92
                                                     ========       ========       ========


-------------------------

 * Earnings are inadequate to cover fixed charges. Additional earnings (thousands) of $68,033 and $37,178 for 1990 and 1993, respectively are required to attain a one-to-one ratio of Earnings to Fixed Charges.

** Supplemental ratio of earnings to fixed charges presented to exclude nonrecurring item -- Disallowed Clinton Plant Costs.

                             ILLINOIS POWER COMPANY

           STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (THOUSANDS OF DOLLARS)

                                                                               YEAR ENDED DECEMBER 31,
                                                            --------------------------------------------------------------
                                                                1990           1990         1991        1992        1993
                                                            ------------  --------------  --------    --------    --------
                                                                          SUPPLEMENTAL**
Earnings Available for Fixed Charges and Preferred Stock
  Dividend Requirements:
Net Income (Loss) per "Statement of Income"................   $(78,484)      $(78,484)    $109,244    $122,088    $(56,038)
  Add:
    Income Taxes:
      Current..............................................     21,307         21,307       29,369      22,930      25,260
      Deferred -- Net......................................     36,545         36,545       45,990      63,739      82,057
    Allocated income taxes.................................      2,608          2,608       (1,348)     (6,632)    (12,599)
    Investment tax credit -- deferred......................    (14,121)       (14,121)         (11)       (519)       (782)
    Income tax effect of disallowed costs..................    (24,759)       (24,759)          --          --     (70,638)
    Interest on long-term debt.............................    191,559        191,559      176,179     160,795     154,110
    Amortization of debt expense and premium-net, and other
      interest charges.....................................     13,162         13,162        9,004      12,195      17,007
    One-third of all rentals (Estimated to be
      representative of the interest component)............      5,053          5,053        4,996       5,117       5,992
    Interest on In-Core Fuel...............................      6,802          6,802        8,862       8,278       6,174
    Disallowed Clinton Plant Costs.........................         --        160,328           --          --          --
                                                              --------       --------     --------    --------    --------
Earnings available for fixed charges and preferred stock
  dividend requirements....................................   $159,672       $320,000     $382,285    $387,991    $150,543
                                                              ========       ========     ========    ========    ========
Fixed charges:
  Interest on long-term debt...............................   $191,559       $191,559     $176,179    $160,795    $154,110
  Amortization of debt expense and premium-net, and other
    interest charges.......................................     31,093         31,093       25,553      25,785      27,619
  One-third of all rentals (Estimated to be representative
    of the interest component).............................      5,053          5,053        4,996       5,117       5,992
  Earnings required (before taxes) for preferred stock
    dividends..............................................     36,839***      66,743       52,023      48,691      26,123***
                                                              --------       --------     --------    --------    --------
Fixed charges and preferred stock dividend requirements....   $264,544       $294,448     $258,751    $240,388    $213,844
                                                              ========       ========     ========    ========    ========
Ratio of earnings to fixed charges.........................       0.60*          1.09         1.48        1.61        0.70*
                                                              ========       ========     ========    ========    ========

                                                                                           12 MONTHS
                                                                                         SEPTEMBER 30,
                                                                  1993         1994          1995
                                                             --------------  --------    -------------
                                                             SUPPLEMENTAL**
Earnings Available for Fixed Charges and Preferred Stock
  Dividend Requirements:
Net Income (Loss) per "Statement of Income"................     $(56,038)    $180,242      $ 205,357
  Add:
    Income Taxes:
      Current..............................................       25,260       58,354         67,048
      Deferred -- Net......................................       82,057       71,177         77,773
    Allocated income taxes.................................      (12,599)      (5,736)        (7,969)
    Investment tax credit -- deferred......................         (782)     (11,331)       (10,482)
    Income tax effect of disallowed costs..................      (70,638)          --             --
    Interest on long-term debt.............................      154,110      135,115        133,212
    Amortization of debt expense and premium-net, and other
      interest charges.....................................       17,007       15,826         23,682
    One-third of all rentals (Estimated to be
      representative of the interest component)............        5,992        5,847          5,274
    Interest on In-Core Fuel...............................        6,174        7,185          6,484
    Disallowed Clinton Plant Costs.........................      270,956           --             --
                                                                --------     --------       --------
Earnings available for fixed charges and preferred stock
  dividend requirements....................................     $421,499     $456,679      $ 500,379
                                                                ========     ========       ========
Fixed charges:
  Interest on long-term debt...............................     $154,110     $135,115      $ 133,212
  Amortization of debt expense and premium-net, and other
    interest charges.......................................       27,619       25,381         32,629
  One-third of all rentals (Estimated to be representative
    of the interest component).............................        5,992        5,847          5,274
  Earnings required (before taxes) for preferred stock
    dividends..............................................       43,100       39,947         37,019
                                                                --------     --------       --------
Fixed charges and preferred stock dividend requirements....     $230,821     $206,290      $ 208,134
                                                                ========     ========       ========
Ratio of earnings to fixed charges.........................         1.83         2.21           2.40
                                                                ========     ========       ========


-------------------------

  * Earnings are inadequate to cover fixed charges. Additional earnings (thousands) of $68,033 and $37,178 for 1990 and 1993, respectively, are required to attain a one-to-one ratio of Earnings to Fixed Charges.

 ** Supplemental ratio of earnings to fixed charges presented to exclude nonrecurring item -- Disallowed Clinton Plant Costs.

*** Because the Company incurred a pre-tax loss, these amounts are at the net preferred dividend requirement level.